STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that

FLAMERET, INC.

a corporation originally organized under the laws of Nevada on November 30, 2009, did on November 29, 2010 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **29th** day of **November**, **2010**.

Secretary of State

By: Denise Herman

Filed Date: 11/29/2010

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 11/29/2010 11:35 AM
ID: 2010-000593209

Foreign Profit Corporation Articles of Domestication

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1. Corporation name:

FLAMERET, INC.

2. Incorporated under the laws of: NEVADA

(State or country of incorporation)

3. Date of incorporation: 11/30/2009

(mm/dd/yyyy)

4. Period of duration: PERPETUAL

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual." You may refer to your Articles of Incorporation or contact the Corporations Division in your state of incorporation for your period of duration.)

5. Mailing address of the corporation:

2710 THOMES AVE, CHEYENNE, WY 82001

6. Principal office address:

3280 SUNRISE HIGHWAY, WANTAGH, NY 11793

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

WYOMING CORPORATE SERVICES INC.
2710 THOMES AVE
CHEYENNE, WY 82001

SECRETARY OF STATE WYOMING NOV 23 2010

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

ALL LAWFULL BUSINESS

9. Names and usual business addresses of its current officers and directors:

Office	Name / Address
President	Christopher Glover, Brooklands, St. Marks Rd, Tunbridge Wells, Kent TN2 5LU, UK
Vice President	
Secretary	Christopher Glover, Brooklands, St. Marks Rd, Tunbridge Wells, Kent TN2 5LU, UK
Treasurer	Christopher Glover, Brooklands, St. Marks Rd, Tunbridge Wells, Kent TN2 5LU, UK
Director	Christopher Glover, Brooklands, St. Marks Rd, Tunbridge Wells, Kent TN2 5LU, UK
Director	
Director	

10. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
90,000,000	COMMON	COMMON	0.0001

11. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: ______________________

Date: 11/04/2010
(mm/dd/yyyy)

Print Name: CHRISTOPHER GLOVER

Title: PRESIDENT

Contact Person: CHRISTOPHER GLOVER

Daytime Phone Number: (516) 816-2563

Email: chris.glover@flameret.com

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, Wyoming Corporate Services, Inc. *(name of registered agent)*, registered office located at

2710 Thomes Ave
Cheyenne, WY82001

* *(registered office physical address, city, state & zip)* voluntarily consent to serve

as the registered agent for Flameret, Inc. *(name of business entity)*

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: [signature] *(Shall be executed by the registered agent.)* **Date:** 11/15/2010 *(mm/dd/yyyy)*

Print Name: Therese M Hoard, Wyoming Corporate Services, Inc. Daytime Phone: (307) 632-3333

Title: Incorporator Email: tax@wyomingcompany.com

Registered Agent Mailing Address (if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ *(Shall be executed by the registered agent.)* **Date:** ________ *(mm/dd/yyyy)*

Checklist

☐ Submit one **originally signed** consent to appointment and one exact photocopy.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 12, 2010

Job Number: C20101112-0423
Reference Number: 00002923607-19
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090615139-96	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20101112-0423
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090615139-96
	Filing Date and Time 08/13/2009 9:07 AM
	Entity Number E0435282009-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	FLAMERET, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Paracorp Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 90,000,000 Common 10,000,000 Preferred Par value per share: $ .001 Number of shares without par value:
4. Names and Address of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Christopher Glover (Name) 3200 Sunrise Hwy #51 (Street Address) Wantagh (City) NY (State) 11793 (Zip Code) 2) ___ (Name) Street Address ___ City ___ State ___ Zip Code ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	MicheleCalkins c/o Paracorp Incorporated (Name) X [signature] Organizer Signature 318 N Carson Street #208 (Address) Carson City (City) NV (State) 89701 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	*I hereby accept appointment as Resident Agent for the above named Entity.* X [signature] for Paracorp Incorporated Authorized Signature of Registered Agent or On Behalf of Registered Agent Company August 12, 2009 (Date)

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **FLAMERET, INC.**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since August 13, 2009, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 12, 2010.

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20101112-0423
You may verify this certificate
online at **http://www.nvsos.gov/**